Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS THIRD QUARTER RESULTS:
NET INCOME OF $577 MILLION AND EARNINGS PER SHARE OF $1.07

Riverwoods, IL, Sept. 17, 2009 - Discover Financial Services (NYSE: DFS) today reported net income for the quarter ended Aug. 31, 2009 of $577 million, up $397 million from the third quarter of 2008, and diluted EPS of $1.07, up $0.70 from the third quarter of 2008. Net income for the third quarter of 2009 includes approximately $287 million (after-tax) related to the Visa/MasterCard antitrust litigation settlement.

Highlights

●	Managed1 loans of $51 billion were relatively unchanged from the prior quarter.

●	Managed net yield on loan receivables rose to 9.90%.

●	Discover Card sales volume declined 7% from the prior year to $23 billion.

●	The third-quarter managed net charge-off rate rose to 8.39%.

●	The company re-entered the securitization market which drove a $2 billion decline in on-balance sheet loans and a release of loan loss reserves.

●	Deposit balances originated through direct-to-consumer and affinity relationships surpassed $10 billion, an increase of $2 billion from the prior quarter.

●	Total company expenses were down 14% from the prior year.

●	Third-Party Payments segment volume was $36 billion, a 2% increase from the prior year.

"I am very pleased with Discover's results this quarter, which were characterized by solid revenue growth, better than expected credit performance, continued reduction of expenses and our re-entry into the capital markets,” said David Nelms, Discover’s chairman and chief executive officer. "While maintaining a very cautious view of credit due to the mixed signals in the US economy, we continue to invest for future growth as we build our brand and global payments networks."

1 All references herein to financial information presented on a managed basis assume that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, see the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

Segment Results (Managed Basis):

U.S. Card

Pretax income was $913 million in the third quarter of 2009 as compared to $245 million for the third quarter of 2008.

Managed loans ended the quarter at $51 billion, up 1% compared to the prior year, as lower cardmember payments and growth in both student and personal loans were largely offset by lower balance transfer activity and sales volume.  Sales volume declined 7% compared to the prior year, reflecting lower gas prices and a general decline in consumer spending, but increased 6% from the prior quarter, primarily as a result of seasonal growth. Balance transfer volume declined 84% and 76% from the prior year and prior quarter, respectively, as the company further reduced its marketing of promotional rate balance transfer offers.

Net yield on loan receivables rose to 9.90%, an increase of 95 basis points from the prior year and 64 basis points from the prior quarter.  The increases reflect the impact of higher interest rates on standard balances and a substantial reduction in promotional rate balances. The increase over the prior year is partially offset by higher interest charge-offs.  In addition, the second quarter of 2009 included a $16 million charge related to an industry-wide FDIC special assessment which had the effect of reducing second quarter net yield by 12 basis points.

The managed net charge-off rate increased to 8.39% for the third quarter of 2009, up 319 basis points and 60 basis points from the prior year and the prior quarter, respectively, as consumer bankruptcies and unemployment continued to rise.  The over 30 days delinquency rate on managed loans was 5.10%, up 125 basis points from the prior year primarily due to the economic downturn, and up 2 basis points from the second quarter of 2009.  The managed net charge-off rate for the fourth quarter of 2009 is expected to be between 8.5% and 9%.

Provision for loan losses increased $170 million, or 23%, from the prior year due to higher net charge-offs.  The allowance for loan losses increased $873 million from the prior year, but decreased $154 million from the prior quarter.  The increase from the prior year reflects a reserve addition related to a 278 basis point increase in the reserve rate and a $3 billion increase in on-balance sheet loans due to maturing securitizations.  The decrease from the prior quarter reflects a $2 billion decline in the level of on-balance sheet loans in the quarter as a result of securitization activities.

Other income increased $573 million from the prior year, including $472 million related to the Visa/MasterCard antitrust litigation settlement and a $69 million favorable revaluation of the interest-only strip receivable compared to a $34 million unfavorable revaluation in the prior year.

Expenses decreased $96 million, or 16%, from the prior year, reflecting reduced marketing, lower headcount and the impact of other cost containment initiatives.

Third-Party Payments

The Third-Party Payments segment transaction volume of $36 billion was up 2% from the prior year, as the inclusion of a full quarter of Diners Club International volume was partially offset by lower sales volume from third-party issuers and a 1% decrease in PULSE volumes.  The third quarter 2008 transaction volume included two months of volume related to Diners Club International, which was acquired on June 30, 2008.

Pretax income of $27 million was down $1 million from the prior year. Segment expenses include a higher level of international marketing investments, partially offset by the impact of cost containment initiatives. In addition, segment revenues and expenses were impacted by the inclusion of a full quarter of Diners Club International results.

Capital Markets Activity

During the quarter, the company raised approximately $534 million through a common stock offering and issued debt of $400 million.  The company's securitization trust issued $1.5 billion of asset-backed securities through the TALF program and the company completed a number of actions to adjust the credit enhancement structure of the securitization trusts.

Dividends

The company’s board declared a cash dividend of $0.02 per share of common stock, payable on Oct. 22, 2009, to stockholders of record at the close of business on Oct. 1, 2009.

Conference Call and Webcast Information

The company will host a conference call to discuss its third quarter results on Thursday, Sept. 17, 2009, at 10 a.m. Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company operates the Discover card, America's cash rewards pioneer, and offers student and personal loans, as well as savings products such as certificates of deposit and money market accounts. Its payments businesses consist of Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation's leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in 185 countries and territories. For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Jon Drummond, 224-405-1888
jondrummond@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online at http://investorrelations.discoverfinancial.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available.  The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. equity, debt and deposit markets; the ability to manage our liquidity risk; losses in our investment portfolio; the ability to increase or sustain Discover card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully achieve interoperability among our networks and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws and rules limiting or modifying certain credit card practices and legislation related to government programs to stabilize the financial markets; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; resolution of our dispute with Morgan Stanley; and the restrictions on our operations resulting from financing transactions.

Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended November 30, 2008 and under “Part II. Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarters ended February 28, 2009 and May 31, 2009, which are filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	Aug 31, 2009	May 31, 2009	Aug 31, 2008

Earnings Summary
Interest Income	$833,217	$857,984	$681,692
Interest Expense	304,401	320,005	305,643
Net Interest Income	528,816	537,979	376,049
Other Income 1	1,315,960	1,081,120	875,121
Revenue Net of Interest Expense	1,844,776	1,619,099	1,251,170
Provision for Loan Losses	380,999	643,861	364,838
Employee Compensation and Benefits	208,528	208,151	222,426
Marketing and Business Development	77,814	102,922	137,928
Information Processing & Communications	67,679	74,441	76,675
Professional Fees	83,746	74,550	82,775
Premises and Equipment	18,437	18,223	20,274
Other Expense	67,634	82,341	72,469
Total Other Expense	523,838	560,628	612,547
Income Before Income Taxes 1	939,939	414,610	273,785
Tax Expense	362,485	188,810	94,885
Income From Continuing Operations 1	577,454	225,800	178,900
Discontinued Operations, Net of Tax	0	0	1,153
Net Income 1	$577,454	$225,800	$180,053

Net Income Available to Common Stockholders 1, 2	$559,387	$209,246	$180,053

Effective Tax Rate From Continuing Operations	38.6%	45.5%	34.7%

Balance Sheet Statistics 3
Total Assets	$42,698,290	$41,518,288	$37,283,548
Tangible Assets	$42,245,313	$41,063,390	$36,822,429
Total Equity	$8,386,202	$7,415,640	$6,000,393
Total Common Equity	$7,231,463	$6,263,661	$6,000,393
Total Common Equity/Total Assets	16.9%	15.1%	16.1%
Total Common Equity/Net Loans - Owned	31%	25%	29%
ROE 1	28%	12%	12%
ROE from Continuing Operations 1	28%	12%	12%

Allowance for Loan Loss (period end)	$1,832,360	$1,986,473	$959,769
Change in Loan Loss Reserves	$(154,113)	$107,531	$112,994
Reserve Rate	7.19%	7.24%	4.41%
Interest-only Strip Receivable (period end)	$162,252	$94,670	$408,649
Net Revaluation of Retained Interests	$68,880	$(92,954)	$(33,513)

Per Share Statistics
Basic EPS 1, 4	$1.09	$0.43	$0.38
Basic EPS from Continuing Operations 1, 4	$1.09	$0.43	$0.38
Diluted EPS 1, 4	$1.07	$0.43	$0.37
Diluted EPS from Continuing Operations 1, 4	$1.07	$0.43	$0.37
Common Stock Price (period end)	$13.75	$9.56	$16.45
Book Value	$15.45	$15.40	$12.51
Ending Common Shares Outstanding (000's)	542,749	481,676	479,764
Weighted Average Common Shares Outstanding (000's)	513,098	481,636	479,618
Weighted Average Common Shares Outstanding (fully diluted) (000's)	520,579	484,965	484,128

Loan Receivables 3
Total Loans - Owned	$25,489,809	$27,441,514	$21,767,483
Less: Allowance for Loan Loss (period end)	1,832,360	1,986,473	959,769
Net Loans - Owned	$23,657,449	$25,455,041	$20,807,714
Average Total Loans - Owned	$26,380,203	$28,257,484	$21,053,804

Interest Yield	12.10%	11.54%	11.41%
Net Principal Charge-off Rate	8.05%	7.53%	4.76%
Delinquency Rate (over 30 days)	4.86%	4.87%	3.58%
Delinquency Rate (over 90 days)	2.46%	2.60%	1.73%

Transactions Processed on Networks (000's)
Discover Network	390,643	366,315	388,504
PULSE Network	753,201	762,175	713,791
Total	1,143,844	1,128,490	1,102,295

Volume
PULSE Network	28,051,978	$29,128,044	$28,364,575
Third-Party Issuers	1,446,308	1,340,532	1,711,617
Diners Club International 5	6,465,990	6,240,604	5,227,795
Total Third-Party Payments	35,964,276	36,709,180	35,303,987
Discover Network - Proprietary 6	23,579,434	21,972,596	25,117,321
Total	$59,543,710	$58,681,776	$60,421,308

Discover Financial Services
Managed Basis 7
(unaudited, dollars in thousands)
	Quarter Ended
	Aug 31, 2009	May 31, 2009	Aug 31, 2008

Earnings Summary
Interest Income	$1,664,081	$1,607,452	$1,638,250
Interest Expense	392,642	414,063	534,887
Net Interest Income	1,271,439	1,193,389	1,103,363
Other Income 1	1,116,765	893,081	536,997
Revenue Net of Interest Expense	2,388,204	2,086,470	1,640,360
Provision for Loan Losses	924,427	1,111,232	754,028
Employee Compensation and Benefits	208,528	208,151	222,426
Marketing and Business Development	77,814	102,922	137,928
Information Processing & Communications	67,679	74,441	76,675
Professional Fees	83,746	74,550	82,775
Premises and Equipment	18,437	18,223	20,274
Other Expense	67,634	82,341	72,469
Total Other Expense	523,838	560,628	612,547
Income Before Income Taxes 1	939,939	414,610	273,785
Tax Expense	362,485	188,810	94,885
Income From Continuing Operations 1	577,454	225,800	178,900
Discontinued Operations, Net of Tax	0	0	1,153
Net Income 1	$577,454	$225,800	$180,053

Balance Sheet Statistics 3
Total Assets	$67,794,309	$64,846,824	$65,632,825
Tangible Managed Assets	$67,341,332	$64,391,926	$65,171,706
Total Equity 8	$8,386,202	$7,415,640	$6,000,393
Total Common Equity 8	$7,231,463	$6,263,661	$6,000,393
Tangible Common Equity 8, 9	$6,778,486	$5,808,763	$5,539,274
Total Common Equity/Tangible Managed Assets 10	10.7%	9.7%	9.2%
Tangible Common Equity/Tangible Managed Assets 9, 11	10.1%	9.0%	8.5%
Tangible Common Equity/Net Loans - Managed 9	13.8%	11.8%	11.2%
Tangible Common Equity per share 9	$12.49	$12.06	$11.55

Net Yield on Managed Loan Receivables	9.90%	9.26%	8.95%
Return on Managed Loan Receivables 1	4.49%	1.75%	1.45%
Reserve Rate (excluding guaranteed student loans) 12	7.45%	7.36%	4.42%

Loan Receivables 3
Total Loans - Managed	$50,903,845	$51,032,382	$50,427,305
Less: Allowance for Loan Loss (period end)	1,832,360	1,986,473	959,769
Net Loans - Managed	$49,071,485	$49,045,909	$49,467,536
Average Total Loans - Managed	$50,971,056	$51,132,761	$49,019,083

Managed Interest Yield	12.73%	12.19%	12.67%
Managed Net Principal Charge-off Rate	8.39%	7.79%	5.20%
Managed Delinquency Rate (over 30 days)	5.10%	5.08%	3.85%
Managed Delinquency Rate (over 90 days)	2.60%	2.73%	1.88%

Total Discover Card Volume	$23,955,402	$24,336,751	$28,611,680
Discover Card Sales Volume	$22,768,927	$21,494,174	$24,601,611

Segment - Income Before Income Taxes
U.S. Card 1	$912,800	$387,902	$245,241
Third-Party Payments	27,139	26,708	28,544
Total 1	$939,939	$414,610	$273,785

Discover Financial Services
U.S. Card Segment
Managed Basis 7
(unaudited, dollars in thousands)
	Quarter Ended
	Aug 31, 2009	May 31, 2009	Aug 31, 2008

Earnings Summary
Interest Income	$1,663,886	$1,607,114	$1,637,588
Interest Expense	392,592	414,002	534,870
Net Interest Income	1,271,294	1,193,112	1,102,718
Other Income 1	1,055,529	834,630	482,311
Revenue Net of Interest Expense	2,326,823	2,027,742	1,585,029
Provision for Loan Losses	924,427	1,111,232	754,028
Total Other Expense	489,596	528,608	585,760
Income Before Income Taxes 1	$912,800	$387,902	$245,241

Net Yield on Managed Loan Receivables	9.90%	9.26%	8.95%
Pretax Return on Managed Loan Receivables 1	7.10%	3.01%	1.99%

Loan Receivables
Total Loans - Managed	$50,903,845	$51,032,382	$50,427,305
Average Total Loans - Managed	$50,971,056	$51,132,761	$49,019,083

Managed Interest Yield	12.73%	12.19%	12.67%
Managed Net Principal Charge-off Rate	8.39%	7.79%	5.20%
Managed Delinquency Rate (over 30 days)	5.10%	5.08%	3.85%
Managed Delinquency Rate (over 90 days)	2.60%	2.73%	1.88%

Credit Card Loans
Credit Card Loans - Managed	$48,135,639	$48,903,632	$49,348,507
Average Credit Card Loans - Managed	$48,641,890	$49,108,321	$48,168,124

Managed Interest Yield	12.99%	12.37%	12.70%
Managed Net Principal Charge-off Rate	8.63%	7.99%	5.28%
Managed Delinquency Rate (over 30 days)	5.31%	5.23%	3.92%
Managed Delinquency Rate (over 90 days)	2.72%	2.82%	1.92%

Total Discover Card Volume	$23,955,402	$24,336,751	$28,611,680
Discover Card Sales Volume	$22,768,927	$21,494,174	$24,601,611

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Quarter Ended
	Aug 31, 2009	May 31, 2009	Aug 31, 2008

Earnings Summary
Interest Income	$195	$338	$662
Interest Expense	50	61	17
Net Interest Income	145	277	645
Other Income	61,236	58,451	54,686
Revenue Net of Interest Expense	61,381	58,728	55,331
Provision for Loan Losses	-	-	-
Total Other Expense	34,242	32,020	26,787
Income Before Income Taxes	$27,139	$26,708	$28,544

Volume
PULSE Network	28,051,978	$29,128,044	$28,364,575
Third-Party Issuers	1,446,308	1,340,532	1,711,617
Diners Club International 5	6,465,990	6,240,604	5,227,795
Total Third-Party Payments	$35,964,276	$36,709,180	$35,303,987

Transactions Processed on PULSE Network (000's)	753,201	762,175	713,791

1	The quarters ended May 31, 2009 and August 31, 2009 include $473 million pre-tax (estimated $295 million after-tax) and $472 million pre-tax (estimated $287 million after-tax), respectively related to the Visa/Mastercard antitrust litigation settlement.

2	Net income available to common stockholders equals net income less dividends and accretion of discount on shares of preferred stock.

3	Based on continuing operations except equity and ROE. Equity includes $1.2 billion of preferred stock and $7.2 billion of common equity as of August 31, 2009.

4	Earnings per share is based on net income available to common stockholders.

5	Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

6	Gross proprietary sales volume on the Discover Network.

7	Managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. See Reconciliation of GAAP to Managed Data schedule.

8	Balance on a GAAP and Managed basis is the same.

9	Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. The Company believes TCE is a more meaningful valuation to investors of the net asset value of the Company. For corresponding reconciliation of TCE to a GAAP financial measure, see Reconciliation of GAAP to Managed Data schedule.

10	Represents total common equity divided by total managed assets less goodwill and intangibles.

11	Represents total common equity less goodwill and intangibles divided by total managed assets less goodwill and intangibles.

12	Reserve Rate (excluding guaranteed student loans), a non-GAAP financial measure, represents the allowance for loan losses as a percentage of total loans excluding guaranteed student loans. The Company believes that a reserve rate excluding the government guaranteed portion of student loans is a more meaningful valuation to investors of the portion of the portfolio that has a risk of loss. For a corresponding reconciliation of loans excluding the guaranteed portion of student loans to a GAAP financial measure, see Reconciliation of GAAP to Managed Data schedule.

13	Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues. Securitization income is reported in other income.

DISCOVER FINANCIAL SERVICES

RECONCILIATION OF GAAP TO MANAGED DATA

The following pages present a reconciliation for certain information disclosed in the financial data supplement.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assume that the company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the company's owned loans. The company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.

Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles.  A reconcilation of TCE to common equity, a GAAP financial measure, is shown on the pages that follow.  Other financial services companies may also use TCE and definitions may vary, so we advise users of this information to exercise caution in comparing TCE of different companies.  TCE, TCE as a percentage of tangible managed assets, TCE as a percentage of net managed loans and TCE per share are included because management believes that common equity excluding goodwill and intangibles is a more meaningful valuation to investors of the true net asset value of the company.

Reserve rate (excluding guaranteed student loans), a non-GAAP financial measure, represents the allowance for loan losses as a percentage of total loans excluding guaranteed student loans. A reconciliation of total loans, a GAAP financial measure, to loans excluding the guaranteed portion of student loans is shown on the pages that follow. A portion of the Company's student loans are 97% guaranteed by the federal government under the Federal Family Education Loan Program. These guaranteed student loans carry little default risk and therefore, are reserved at a significantly lower rate than the remaining portfolio. Management believes that a reserve rate excluding the government guaranteed portion of student loans is a more meaningful valuation to investors of the portion of the portfolio that has a risk of loss.

Discover Financial Services
Reconciliation of GAAP to Managed Data 7
(unaudited, dollars in thousands)

	Quarter Ended
	Aug 31, 2009	May 31, 2009	Aug 31, 2008

Interest Income
GAAP Basis	$833,217	$857,984	$681,692
Securitization Adjustments 13	830,864	749,468	956,558
Managed Basis	$1,664,081	$1,607,452	$1,638,250

Interest Expense
GAAP Basis	$304,401	$320,005	$305,643
Securitization Adjustments	88,241	94,058	229,244
Managed Basis	$392,642	$414,063	$534,887

Net Interest Income
GAAP Basis	$528,816	$537,979	$376,049
Securitization Adjustments	742,623	655,410	727,314
Managed Basis	$1,271,439	$1,193,389	$1,103,363

Other Income
GAAP Basis	$1,315,960	$1,081,120	$875,121
Securitization Adjustments	(199,195)	(188,039)	(338,124)
Managed Basis	$1,116,765	$893,081	$536,997

Revenue Net of Interest Expense
GAAP Basis	$1,844,776	$1,619,099	$1,251,170
Securitization Adjustments	543,428	467,371	389,190
Managed Basis	$2,388,204	$2,086,470	$1,640,360

Provision for Loan Losses
GAAP Basis	$380,999	$643,861	$364,838
Securitization Adjustments	543,428	467,371	389,190
Managed Basis	$924,427	$1,111,232	$754,028

Total Assets
GAAP Basis	$42,698,290	$41,518,288	$37,283,548
Securitization Adjustments	25,096,019	23,328,536	28,349,277
Managed Basis	$67,794,309	$64,846,824	$65,632,825

Tangible Assets
GAAP Basis	$42,245,313	$41,063,390	$36,822,429
Securitization Adjustments	25,096,019	23,328,536	28,349,277
Managed Basis	$67,341,332	$64,391,926	$65,171,706

Total Common Equity	$7,231,463	$6,263,661	$6,000,393
Less: Goodwill	255,421	255,421	255,421
Less: Intangibles	197,556	199,477	205,698
Tangible Common Equity	$6,778,486	$5,808,763	$5,539,274

Total Common Equity/Tangible Assets
GAAP Basis	17.1%	15.3%	16.3%
Securitization Adjustments	28.8%	26.8%	21.2%
Managed Basis	10.7%	9.7%	9.2%

Tangible Common Equity/Tangible Assets
GAAP Basis	16.0%	14.1%	15.0%
Securitization Adjustments	27.0%	24.9%	19.5%
Managed Basis	10.1%	9.0%	8.5%

Total Common Equity/Net Loans
GAAP Basis	30.6%	24.6%	28.8%
Securitization Adjustments	28.5%	26.6%	20.9%
Managed Basis	14.7%	12.8%	12.1%

Tangible Common Equity/Net Loans
GAAP Basis	28.7%	22.8%	26.6%
Securitization Adjustments	26.7%	24.6%	19.3%
Managed Basis	13.8%	11.8%	11.2%

Book Value	$15.45	$15.40	$12.51
Less: Goodwill	(0.47)	(0.53)	(0.53)
Less: Intangibles	(0.36)	(0.41)	(0.43)
Less: Preferred Stock	(2.13)	(2.40)	0.00
Tangible Common Equity per share	$12.49	$12.06	$11.55

Loan Receivables
Total Loans
GAAP Basis	$25,489,809	$27,441,514	$21,767,483
Securitization Adjustments	25,414,036	23,590,868	28,659,822
Managed Basis	$50,903,845	$51,032,382	$50,427,305

Total Loans - GAAP Basis	$25,489,809	27,441,514	$21,767,483
Less: Guaranteed portion of student loans	889,963	448,648	66,302
Total Loans excluding guaranteed portion of student loans	$24,599,846	$26,992,866	$21,701,181

Average Total Loans
GAAP Basis	$26,380,203	$28,257,484	$21,053,804
Securitization Adjustments	24,590,853	22,875,277	27,965,279
Managed Basis	$50,971,056	$51,132,761	$49,019,083

Interest Yield
GAAP Basis	12.10%	11.54%	11.41%
Securitization Adjustments	13.40%	13.00%	13.61%
Managed Basis	12.73%	12.19%	12.67%

Net Yield on Managed Loan Receivables
GAAP Basis	7.95%	7.55%	7.11%
Securitization Adjustments	11.98%	11.37%	10.35%
Managed Basis	9.90%	9.26%	8.95%

Net Principal Charge-off Rate
GAAP Basis	8.05%	7.53%	4.76%
Securitization Adjustments	8.77%	8.11%	5.54%
Managed Basis	8.39%	7.79%	5.20%

Delinquency Rate (over 30 days)
GAAP Basis	4.86%	4.87%	3.58%
Securitization Adjustments	5.35%	5.32%	4.06%
Managed Basis	5.10%	5.08%	3.85%

Delinquency Rate (over 90 days)
GAAP Basis	2.46%	2.60%	1.73%
Securitization Adjustments	2.74%	2.88%	2.00%
Managed Basis	2.60%	2.73%	1.88%

Credit Card Loans
Credit Card Loans
GAAP Basis	$22,721,603	$25,312,764	$20,688,685
Securitization Adjustments	25,414,036	23,590,868	28,659,822
Managed Basis	$48,135,639	$48,903,632	$49,348,507

Average Credit Card Loans
GAAP Basis	$24,051,037	$26,233,044	$20,202,845
Securitization Adjustments	24,590,853	22,875,277	27,965,279
Managed Basis	$48,641,890	$49,108,321	$48,168,124

Interest Yield
GAAP Basis	12.56%	11.81%	11.45%
Securitization Adjustments	13.40%	13.00%	13.61%
Managed Basis	12.99%	12.37%	12.70%

Net Principal Charge-off Rate
GAAP Basis	8.48%	7.88%	4.92%
Securitization Adjustments	8.77%	8.11%	5.54%
Managed Basis	8.63%	7.99%	5.28%

Delinquency Rate (over 30 days)
GAAP Basis	5.27%	5.15%	3.72%
Securitization Adjustments	5.35%	5.32%	4.06%
Managed Basis	5.31%	5.23%	3.92%

Delinquency Rate (over 90 days)
GAAP Basis	2.70%	2.77%	1.81%
Securitization Adjustments	2.74%	2.88%	2.00%
Managed Basis	2.72%	2.82%	1.92%